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                                                                    Exhibit 10.2


                              TERMINATION AGREEMENT


    This Termination Agreement is executed July 17, 1997 between COHU, INC., a Delaware corporation ("Company") and James A. Donahue ("Executive") in light of the following facts:

    A. Executive is a key and critically important member of the management of Company upon whose continuing services Company is and will depend for its future growth and prosperity.

    B. Company desires to assure itself of the uninterrupted and unimpaired performance of services by Executive in the future. In particular, Company desires that there will be no interference with those services or Executive's loyalty to Company which result from any actual or proposed change of control of Company. Company believes that the interest of Company and its shareholders will best be served by providing Executive with economic assurances which will relieve him of worry about his economic interests in the event of any proposed change of control and thereby permit him to devote his uninterrupted attention to the performance of his duties to Company.

    NOW, THEREFORE, IT IS AGREED:

    1. "Event" Defined. The term "Event" as used in this Agreement shall mean any one or a combination of the following:

        a. A sale by Company of all or substantially all of its assets, whether for money, securities or other consideration.

        b. A merger or consolidation of Company with or into any other corporation or business entity (excepting only a wholly owned subsidiary of Company) without regard to whether Company or other party to such transaction is the surviving corporation.

        c. The acquisition of beneficial ownership of a majority of the outstanding voting stock of Company by any person or entity or affiliated group of persons and/or entities without regard to whether such stock is held directly of indirectly.

        d. A change in the identities of a majority of the directors of Company occurring within a period of thirty (30) consecutive months resulting in whole or in part from the election at one or more meetings of shareholders of persons who are not listed in the Company's proxy statement as management nominees.

        e. Any other agreement, happening or device which has substantially the same effect on control of Company as any of the foregoing.

    2. "Termination" Defined. The term "Termination" as used in this Agreement shall mean any one or a combination of the following:


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        a.  The discharge of Executive by Company or its successor in interest as the operator of all or substantially all of the business assets of Company for any reason whatsoever, excepting only discharge by reason of the following:

            (i) Death of Executive;

            (ii) The mental or physical disability of Executive continuing for a period exceeding nine months, which prevents Executive from performing a major portion of his duties;

            (iii) For cause consisting of the commission by Executive of a criminal act related to the performance of his duties, the furnishing of proprietary confidential information of Company to a competitor or a potential competitor except in the bona fide belief that such action was for the benefit and best interests of Company;

            (iv) Habitual intoxication by alcohol or drugs during working hours;

            (v) Habitual neglect of duties not corrected following written notice from Company specifying details thereof;

            (vi) Required retirement of Executive at or after the Company's normal retirement age for senior executives, in accordance with established policies applied on a nondiscriminating basis.

        b. Resignation of Executive following the occurrence of one or more of the following:

            (i) Relocation of the principal place at which Executive's duties are performed to a location outside the County of San Diego, California;

            (ii) A reduction in Executive's compensation;

            (iii) A change in the benefits or perquisites provided to Executive which is deemed materially adverse by Executive;

            (iv) A change in Executive's responsibilities, authorities or functions which is deemed materially adverse by Executive;

            (v) A change in Executive's work conditions which is deemed materially adverse by Executive.

    3. Payment. In the event that a termination occurs concurrently with or within five (5) years following an Event, forthwith upon such Termination occurring, Company or its successor in interest shall pay to Executive a sum equal to the largest sum of money which would not result in there being an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code as amended to the date of this Agreement. This payment shall be in addition to any and all other benefits to which Executive may be entitled in connection with such termination, including but not limited to, payment for accrued and unused vacation or sick pay.


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    4.  Consideration. This contract is for the purpose of inducing Executive to continue his employment with Company and is in consideration of the services rendered by Executive to Company from and after the date of this Agreement, which consideration Company hereby acknowledges is fair and adequate.

    5. Complete Agreement. This constitutes the complete agreement between the parties with respect to its subject matter. It shall not be amended or rescinded except by a further written agreement executed by both parties.

    6. Successors. This contract shall inure to the benefit of Executive, his heirs, personal representatives and assigns and shall bind Company and its successors.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, in accordance with a resolution made and instructions given by the Board of Directors of Cohu, Inc. at a meeting held July 17, 1997.


                                    COHU, INC.


                                    By:    /s/ Charles A. Schwan
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer



                                    EXECUTIVE

                                    /s/  James A. Donahue
                                    ----------------------------------------


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